UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TWIN HOSPITALITY GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary material.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Twin Hospitality Group Inc.

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

November 13, 2025

To the Stockholders of Twin Hospitality Group Inc.:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Twin Hospitality Group Inc., a Delaware corporation (the “Company”), has been scheduled for Tuesday, December 23, 2025 at 10:30 a.m. Pacific Time, to be held at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, for the following purposes:

1.	To elect the five nominees for director named in the accompanying proxy statement.
2.	To ratify the appointment of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025.
3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on October 31, 2025 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions described in the accompanying proxy statement. On or about the date of this Notice, we mailed a proxy card, proxy statement and our Annual Report to our stockholders.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on December 23, 2025:

The Proxy Statement and 2024 Annual Report on Form 10-K are available online at https://ir.twinpeaksrestaurant.com/financial-information/sec-filings.

By order of the Board of Directors,

Allen Z. Sussman
Secretary

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TWIN HOSPITALITY GROUP INC.

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

ANNUAL MEETING OF STOCKHOLDERS

December 23, 2025

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Twin Hospitality Group Inc., a Delaware corporation (“we”, “us”, “our” or the “Company”), for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, December 23, 2025 at 10:30 a.m. Pacific Time at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, and at any adjournment or postponements thereof.

This proxy statement and accompanying proxy card were sent to the holders of our Class A Common Stock and Class B Common Stock as of the close of business on October 31, 2025 (the “record date”). Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary), by no later than 5:00 p.m. Pacific time on December 22, 2024, a written notice of revocation, delivery of a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE USING ONE OF THE METHODS DESCRIBED IN THE NOTICE.

Who is entitled to vote?

If you were a holder of Twin Hospitality Group Inc. Class A Common Stock or Class B Common Stock at the close of business on October 31, 2025 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the Annual Meeting. As of the record date, we had outstanding and entitled to vote 54,654,232 shares of Class A Common Stock and 2,870,000 shares of Class B Common Stock. Stockholders will have the right to one vote per share of Class A Common Stock and 50 votes per share of Class B Common Stock held as of the record date. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, VStock Transfer, then you are a stockholder of record and you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure that your vote is counted.

Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred to as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

What constitutes a quorum?

Our Bylaws require that a quorum – that is, the holders of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

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How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, VStock Transfer.

●	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
●	By Internet at http://www.vstocktransfer.com/proxy. You may log-on using the control number printed on the proxy card. Voting will be open until 11:59 pm (ET) on December 22, 2025.
●	By electronic mail at Vote@vstocktransfer.com or facsimile at 646-536-3179. Please mark, sign and date your proxy card and send a copy via e-mail attachment or facsimile.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone. Please follow the directions on your proxy card carefully.

May I vote my shares in person at the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders or their proxy holders. If you are a proxy holder for a stockholder of record whose shares are registered in his or her name, you must provide a copy of a proxy from the stockholder of record authorizing you to vote such shares. If you are a beneficial holder who holds shares through a broker, bank or similar organization, you must provide proof of beneficial ownership as of the close of business on the record date, such as a brokerage or bank account statement, a copy of the proxy from the broker or other agent, or other similar evidence of ownership. Each attendee must also present valid photo identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the Annual Meeting.

How can I revoke my proxy?

If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

●	Sending a written notice to revoke your proxy to the Company’s Secretary at our corporate offices. To be effective, we must receive the notice of revocation before the Annual Meeting commences.
●	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
●	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

What will happen if I do not vote on a proposal?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction with respect to a proposal, a properly completed proxy returned by a stockholder will be voted in accordance with the Board of Directors’ recommendations as set forth in this proxy statement. As of the date of this proxy statement, we are not aware of any matters to be voted on at the Annual Meeting other than as stated in this proxy statement and the accompanying notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named in it to vote the shares in their own discretion.

What vote is required to approve each item?

Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares on one or more proposals at the Annual Meeting (a “broker non-vote”), such shares will still be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Of the matters on the agenda for the Annual Meeting, only the ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

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Proposal No. 1 – Election of Directors. Provided that a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the nominees who receive the highest number of votes cast for director will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the results of the election of directors.

Proposal No. 2 – Vote for the Ratification of Selection of Independent Public Accounting Firm. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the ratification of the selection of Macias Gini & O’Connell, LLP. This proposal is considered to be a “routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal.

Other Items. For any other item of business that may be presented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.

Can I exercise rights of appraisal or other dissenters’ rights at the Annual Meeting?

No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What does it mean if I receive more than one Notice of Annual Meeting?

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this proxy statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

What does it mean if multiple members of my household are stockholders but we only received one Notice of Annual Meeting or set of proxy materials in the mail?

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, you may contact us at our corporate offices at 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254, Attention: Corporate Secretary.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will be asked to elect the entire Board of Directors, consisting of five persons, to serve until the 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The names of the five nominees for director and their current positions and offices with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this proxy statement below under the heading “The Board of Directors.”

Director	Positions with Twin Hospitality Group	Director Since	Independent under NASDAQ independence standard
Andrew A. Wiederhorn	Chairman of the Board	2025	No
Kenneth J. Anderson	Director (A) (C) (N)	2024	Yes
Lynne L. Collier	Director (A) (N)	2024	Yes
James G. Ellis	Director (A) (C)	2024	Yes
David Jobe	Director (N)	2024	Yes

(A)	Member of the Audit Committee of the Board
(C)	Member of the Compensation Committee of the Board
(N)	Member of the Nominating and Corporate Governance Committee

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the five nominees receiving the highest number of votes cast, in person or by proxy, will be elected to serve. Abstentions and broker nonvotes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR” the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ELECTION OF EACH NOMINEE NAMED ABOVE.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of Macias Gini & O’Connell, LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 28, 2025. MGO was first engaged by the Company in October 2024. Prior to engaging MGO, neither the Company nor anyone on its behalf consulted with MGO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by MGO, and neither a written report or oral advice was provided to the Company by MGO that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm.

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that MGO is independent. In addition, the Audit Committee pre-approves all work and fees that are performed and billed by our independent registered public accounting firm.

Representatives of MGO are expected to attend the Annual Meeting or be available by telephone conference to respond to appropriate questions and will have the opportunity to make a statement, if desired. Representatives of CohnReznick are not expected to attend the Annual Meeting.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of MGO to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm for our Company. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to ratify the appointment of MGO. The Board of Directors recommends a vote “FOR” the ratification of its appointment of MGO as our independent registered public accounting firm. If not otherwise specified, validly executed proxies will be voted “FOR” this proposal.

Effective in October 2024, the Company engaged MGO to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024. CohnReznick LLP (“CohnReznick”) served as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The decision to engage MGO and CohnReznick was approved by the Audit Committee of the Company’s Board of Directors.

The aggregate accounting fees paid to MGO and CohnReznick for the years ended December 29, 2024 and December 31, 2023 are as follows:

	December 29, 2024	December 31, 2023
Audit fees	$120,705	$604,000
Audit related fees	$—	$319,000
Other fees	$—	$—

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that MGO is independent. In addition, the Audit Committee pre-approves all work (and the related estimated fees) that is to be performed by our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF

MACIAS GINI & O’CONNELL, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2025.

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THE BOARD OF DIRECTORS

Name	Age	Business Experience
Andrew A. Wiederhorn (Chairman)	59	Mr. Wiederhorn has served as the Chairman of our Board of Directors since August 2025. He is also the founder of our parent company, FAT Brands Inc., and served as Chairman and Chief Executive Officer of FAT Brands since its inception in March 2017, except from May 2023 until September 2025, when he served as an outside consultant and strategic advisor to FAT Brands. Mr. Wiederhorn previously founded and served as the Chairman and CEO of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the Board of Directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn brings to the Board his more than 20 years of experience with sophisticated financial structures, mergers and acquisitions, strategic planning, and leadership and management of complex organizations.

Kenneth J. Anderson.	71	Mr. Anderson has served on our Board of Directors since December 2024 and previously served on the Board of Directors of FAT Brands Inc. from October 2021 to March 2023. Mr. Anderson currently serves as the Chief Executive Officer of Cedar Tree Capital, an investment firm, where he provides strategic planning and investment advice to high net-worth families with a focus on public equities and alternative investments. Prior to Cedar Tree Capital, Mr. Anderson was a founder of, and served as a Client Service Director at, Aspiriant, an independent wealth management firm, from October 2002 to October 2021, where he also was a member of its board of directors. Prior to Aspiriant, Mr. Anderson was a Client Service Director at myCFO from March 2000 to its sale in October 2002. Prior to myCFO, Mr. Anderson was a Tax Partner at Arthur Andersen LLP for 20 years. Mr. Anderson has more than 35 years of experience in providing financial strategies and advice related to taxes, estate planning, investments, insurance, and philanthropy. Mr. Anderson is a Certified Public Accountant and a licensed attorney in Illinois. Mr. Anderson received a Bachelor’s degree in Accounting and Economics from Valparaiso University. Mr. Anderson was selected to serve on our Board of Directors because of his extensive accounting, tax, and financial strategies and planning experience and background.

Lynne L. Collier	58	Ms. Collier has served on our Board of Directors since December 2024 and has also served on the Board of Directors of FAT Brands Inc. since July 2022. Ms. Collier is an experienced capital markets professional, with approximately 30 years of experience in public capital markets and a focus on the restaurant industry. Ms. Collier currently serves as Managing Director for Freedom Capital Markets, and previously served as Head of Consumer Discretionary for Water Tower Research, LLC from October 2022 to May 2024, and Managing Director in the Investor Relations Division of ICR Inc. from April 2021 to June 2022. Prior to that, Ms. Collier had a 25-year career in equity research as a sell-side Consumer Analyst, including for Loop Capital, Canaccord Genuity and Sterne Agee. Ms. Collier received a bachelor’s degree in Finance from Baylor University and an M.B.A. in Finance from Texas Christian University. Ms. Collier brings to the Board substantial expertise in financial analysis of companies in the restaurant and hospitality industries, and broad expertise in capital markets and investor relations generally.

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Name	Age	Business Experience
James G. Ellis	78	Mr. Ellis has served on our Board of Directors since December 2024 and has also served on the Board of Directors of FAT Brands Inc. since September 2023. Mr. Ellis served as the Dean of the Marshall School of Business at the University of Southern California from 2007 until June 2019. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that was Vice Dean, External Relations. Mr. Ellis was also a professor in the Marketing Department of the Marshall School of Business from 1997 until retiring in 2021. Mr. Ellis continues to serve on the Boards of Directors of a number of other public and private companies, including Mercury General Corporation and J.G. Boswell Company. Mr. Ellis received a Bachelor of Business Administration degree from the University of New Mexico and MBA degree from Harvard Business School. Mr. Ellis brings to the Board substantial expertise in finance, marketing, financial accounting and complex financial transactions, and leadership and management of complex organizations.

David Jobe	65	Mr. Jobe has served on our Board of Directors since December 2024. Mr. Jobe is a co-founder and has served as the Chief Executive Officer of Prosper Company, a purpose-driven, inclusive community within the foodservice and hospitality industries, since September 2022. Prior to Prosper Company, Mr. Jobe served as the President, a Partner and a member of the board of directors of Revelry Group, a certified B Corporation that creates shared value for companies in the food, beverage, and hospitality sectors, from January 2019 to August 2022. Prior to Revelry Group, Mr. Jobe was at Winsight Media for 20 years where he served in a number of roles, including as the President and Chief Customer Officer. Mr. Jobe has over 25 years of experience in the global foodservice, hospitality and convenience retailing industries. Mr. Jobe received a Bachelor of Arts degree in Business Administration from Washington State University. Mr. Jobe was selected to serve on our Board of Directors because of his extensive experience in the global foodservice and hospitality industries, where he has built deep connections and strategic relationships with senior executives for leading suppliers and operators.

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CORPORATE GOVERNANCE

Board Composition and Leadership Structure; Controlled Company Status

A majority of the voting power of our capital stock is held by our parent company, FAT Brands Inc. (referred to as “FAT Brands”), and we are therefore considered a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (referred to as “NASDAQ”). Under these rules, we are not required to have a majority of independent directors on our Board of Directors, nor are we required to have a compensation committee or independent nominating function. Nevertheless, we are not currently relying on this exemption, and have maintained a majority independent Board of Directors and standing Compensation Committee and Nominating and Corporate Governance Committee.

Andrew Wiederhorn serves as Chairman of our Board, and provides valuable leadership, experience and depth of knowledge of our complex financing arrangements, given his role in the formation and financing of our Company, which was spun off from FAT Brands as a separate public company in January 2025. The Board believes that the Company and its stockholders are best served by the current leadership structure because it is valuable to have on the Board the experience and of knowledge of our Chairman, balanced by our independent directors, fully independent Board committees, and a separate principal executive officer.

Role of our Board of Directors in Risk Oversight

Our Board of Directors (referred to as the “Board”) meets frequently, with scheduled Board meetings generally held every two weeks. The Board oversees our business and considers the risks associated with our business strategy and decisions. One of the key functions of the Board is informed oversight of our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks our Company faces and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. The Board of Directors plays an integral role in guiding our management’s risk tolerance and determining an appropriate level of risk.

The Board of Directors currently implements its risk oversight function as a whole. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including risks associated with operational, governmental, environmental, legal, compliance, corporate governance, financial, credit, liquidity, cybersecurity and data privacy matters, evaluating our risk management processes, allocating responsibilities for risk overnight among the full Board and three standing Board committees, and fostering an appropriate culture of integrity and compliance with legal obligations. The Board also appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge. We have implemented controls and procedures for our management to quickly report and escalate violations or breaches of our compliance programs, policies and practices, as well as occurrences of cybersecurity, data privacy and other incidents, to the Board or an applicable committee.

Each of the three standing committees of our Board (Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee) also provides risk oversight in its respective areas of concentration and reports material risks to the Board for further consideration. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance. The Compensation Committee assists the Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, plans for leadership succession, monitors the effectiveness of our corporate governance guidelines and code of business conduct and ethics, including whether such guidelines and code are successful in preventing illegal or improper liability-creating conduct, and provides general oversight of our other corporate governance policies and practices. While each standing committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board has determined that four of our five directors are currently considered independent under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ (Ms. Collier and Messrs. Anderson, Ellis and Jobe). Mr. Wiederhorn currently serves as Chairman of the Board of Directors. Furthermore, the Board has determined that the current members of the Audit Committee of the Board are each “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ applicable to the Audit Committee, as currently in effect.

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Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.twinpeaksrestaurant.com/corporate-governance/documents-charters. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy and Trading Restrictions

The Company’s Insider Trading Policy restricts certain transactions in our securities and prohibits our directors, executive officers and certain other key employees (and their respective family and household members) from purchasing or selling any type of security while aware of material non-public information about the Company or from providing such material non-public information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, is restricted to certain quarterly trading windows. While we do not have a policy that specifically prohibits hedging the economic risk of stock ownership in our stock, we discourage our officers, directors and employees from entering into certain types of hedges with respect to our securities. Our Insider Trading Policy also prohibits short-sales and similar transactions and margining of Company stock. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”) that is likely to result in changes to the price of our Class A Common Stock, and does not time the public release of such information based on award grant dates. Equity awards are typically granted according to a predetermined schedule or based on an event such as the recipient’s appointment as an officer or director, to ensure consistency and avoid the appearance of timing based on MNPI. The Board and Compensation Committee do not consider MNPI in setting the terms of equity awards, such as grant size or vesting conditions. During the last completed fiscal year, the Company has not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and it is the Company’s ongoing policy not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation

Clawback Policy

In connection with the recently approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted a “Clawback Policy”, and current Section 16 officers of the Company are subject to the policy. Under such policy, if the Company is required to restate its financial results due to material non-compliance with financial reporting requirements under applicable securities laws, the Company will recoup any erroneously-awarded incentive-based compensation from the Company’s Section 16 officers during the three-year period preceding the date on which the Company is required to prepare such an accounting restatement. The full Board is authorized to administer this policy, or the Board may designate the Compensation Committee to administer the Clawback Policy.

Communications with the Board

Correspondence from our stockholders to the Board of Directors or any individual directors or officers should be sent to our Secretary. Correspondence addressed to either the Board of Directors as a body, or to all of the directors in their entirety, will be sent to the Chair of the Audit Committee. Our Secretary will regularly provide to the Board of Directors a summary of all material correspondence from stockholders that the Secretary receives on behalf of the Board. The Board of Directors has approved this process for stockholders to send communications to the Board.

Board Meetings

During fiscal 2024, our Board of Directors held one meeting. Each director attended all of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she serves. Each Board member is expected to attend our annual meetings of stockholders, either in person or via electronic communications. Four Board members attended our 2024 Annual meeting in person and all other Board members attended via video conference.

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Family Relationships

There are no familial relationships among any of our executive officers or non-executive directors.

Overlap of Certain Directors and Management

Three of our directors, Andrew Wiederhorn, Lynne Collier and James Ellis, also serve as directors of our parent company, FAT Brands Inc., our Chief Financial Officer, Kenneth J. Kuick, is also the chief financial officer of FAT Brands, and our Chief Legal Officer, Allen Sussman, is also the general counsel of FAT Brands. For a description of the treatment of related party transactions and corporate opportunities where a director or officer of our Company also serves as a director or officer of FAT Brands, see the sections entitled “Certain Relationships and Related Party Transactions—Related Party Transactions Policies and Procedures.”

Board Committees

The following table sets forth the two standing committees of our Board and the members of each committee as of December 29, 2024 and the number of meetings held by our Board of Directors and the committees during 2024:

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Andrew A. Wiederhorn	Chair
Kenneth J. Anderson	X	Chair	Chair	X
Lynne L. Collier	X	X		Chair
James G. Ellis	X	X	X
David Jobe	X			X

Meetings in 2024:	1	—	—

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the functions of which are described below.

Compensation Committee

The Compensation Committee of the Board is responsible for assisting our Board of Directors in discharging its responsibilities relating to the compensation of our Chief Executive Officer, other executive officers and outside directors, as well as administering our 2025 Incentive Compensation Plan and any other equity incentive plans. During the fiscal year ended December 29, 2024, there were no employee directors on the Compensation Committee and no Compensation Committee interlocks. The Compensation Committee is required to have a majority of independent directors. The current members of the Compensation Committee are Mr. Anderson and Mr. Ellis. The Compensation Committee is responsible for the following, among other matters, as required from time to time:

●	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers and the outside directors;
●	conducting a performance review of our Chief Executive Officer;
●	administering the Company’s incentive compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;
●	approving any new incentive compensation plan or equity-based plan or material change to an existing plan where stockholder approval has not been obtained; and
●	reviewing our compensation policies.

The Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available in the Corporate Governance section of our website at https://ir.twinpeaksrestaurant.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of three independent directors, Mr. Anderson, Ms. Collier and Mr. Jobe. Ms. Collier serves as the chairperson of our Nominating and Corporate Governance Committee. The Nomination and Corporate Governance Committee is responsible for the following, among other matters, as required from time to time:

●	identifying quality individuals to serve as members of the Company’s board of directors;
●	reviewing the qualifications and performance of incumbent directors;
●	reviewing and considering director candidates who may be suggested by any other director or executive officer or by any stockholder of the Company; and
●	reviewing considerations relating to board composition, including size of the board, term and the criteria for membership on the board.

The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee, a copy of which is available in the Corporate Governance section of our website at https://ir.twinpeaksrestaurant.com. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee

The Board of Directors has delegated certain authority to a standing Audit Committee, which is currently comprised of Mr. Anderson, Ms. Collier and Mr. Jobe. The Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules. The Board of Directors has determined that each of Mr. Anderson, Ms. Collier, and Mr. Ellis qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board of Directors adopted a charter for the Audit Committee. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.twinpeaksrestaurant.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 29, 2024, which were contained in our Annual Report on form 10-K filed with the SEC on February 28, 2025.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the effectiveness of the design and operation of our disclosure controls and procedures and our internal controls. The Audit Committee of the Board reviewed and discussed our audited financial statements for the fiscal year ended December 29, 2024 with management. The Audit Committee was satisfied that the internal control system is adequate and that the Company employs appropriate accounting and reporting procedures.

The Audit Committee also discussed with our independent registered public accounting firm for fiscal 2024, Macias Gini & O’Connell, LLP, matters relating to their judgments about the quality, as well as the acceptability, of our accounting principles as applied in its financial reporting as required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees”. In addition, the Audit Committee discussed with our accounting firm their independence from management and us, as well as the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Kenneth J. Anderson
Lynne L. Collier
James G. Ellis

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EXECUTIVE OFFICERS

Below is a list of the names and ages, as of the record date, of our executive officers and a description of the business experience of each of them.

Name	Age	Position
Executive Officers
Kim A. Boerema	56	President and Chief Executive Officer
Kenneth J. Kuick	56	Chief Financial Officer
Roger Gondek	67	Chief Operating Officer
Kenneth Brendemiehl	50	President, Smokey Bones
Allen Z. Sussman	61	Chief Legal Officer and Secretary

Kim A. Boerema. Mr. Boerema has served as our Chief Executive Officer since May 2025. Prior to joining the Company, Mr. Boerema served as President and Chief Operating Officer of Parry’s Pizzeria & Taphouse from October 2018 to February 2025. He also served as President and Chief Executive Officer of Iron Hill Brewery and Restaurant from June 2018 to April 2021, Chief Operating Officer of California Pizza Kitchen from October 2011 to February 2018, and Regional Vice President of Texas Roadhouse from 2006 to 2011. Mr. Boerema holds a Bachelor of Science degree in Psychology from the University of Northern Colorado.

Kenneth J. Kuick. Mr. Kuick has served as our Chief Financial Officer since April 2024. Mr. Kuick also serves as the Chief Financial Officer of our parent company, FAT Brands Inc., a position he held since May 2021, and also served as Co-Chief Executive Officer of FAT Brands from May 2023 to September 2025. Prior to joining FAT Brands, Mr. Kuick was the Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the finance, accounting and supply chain functions. Prior to Noodles & Company, Mr. Kuick was the Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to VICI Properties, Mr. Kuick was the Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, from November 2014 to October 2017, and was the Vice President, Assistant Controller for Caesars Entertainment Corporation from December 2011 to November 2014. Mr. Kuick is a Certified Public Accountant. Mr. Kuick received a Bachelor of Science degree in Accounting and Business Systems from Taylor University.

Roger Gondek. Mr. Gondek has served as our Chief Operating Officer since July 2017. Prior to joining the Company, Mr. Gondek was the Executive Vice President of Operations of La Cima Restaurants, LLC, a franchisor of Twin Peaks restaurants in Florida, Alabama, Georgia, South Carolina, North Carolina and Tennessee, from June 2011 to July 2017. Prior to La Cima Restaurants, Mr. Gondek was a Divisional Vice President at Hooters of America from October 2001 to February 2011. Prior to Hooters, Mr. Gondek was the Vice President of Operations at Hazzard Burdick Group from April 1996 to October 2001. Mr. Gondek has over 40 years of experience in the restaurant industry serving in various areas of operations. Mr. Gondek received a Bachelor of Arts degree in Economics from Southern Connecticut State University.

Kenneth Brendemihl. Mr. Brendemihl has served as the President of our Smokey Bones restaurant brand since September 2025. Prior to joining Smokey Bones, Mr. Brendemihl was the chief operating officer of Alamo Drafthouse from November 2022 to June 2025. Prior to Alamo Drafthouse, Mr. Brendemihl held key leadership roles at Velvet Taco, California Pizza Kitchen, Texas Roadhouse, and On the Border. Mr. Brendemihl has over 25 years of restaurant leadership experience. Mr. Brendemihl received a Bachelor of Business Administration degree in Business Management from the University of Central Oklahoma.

Allen Z. Sussman. Mr. Sussman has served as our Chief Legal Officer and Secretary since April 2025. He also serves as General Counsel and Secretary of FAT Brands Inc., a position he held since March 2021. Prior to joining FAT Brands, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law. Prior to private practice, in the early 1990s Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman holds a B.S. degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 29, 2024 and December 31, 2023 awarded to, earned by, or paid to each individual who served as principal executive officer of the Company during fiscal 2024 and the other two most highly compensated executive officers during 2024. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Joseph Hummel	2024	350,000	350,000	(1)	9,903	(2)	709,903
Former Chief Executive Officer	2023	350,000	350,000	(1)	5,549	(3)	705,549

Clay C. Mingus	2024	311,318	124,527	(4)	21,839	(5)	457,684
Former Chief Legal Officer	2024	309,000	123,600	(4)	12,022	(6)	444,622

Michael Locey	2024	269,809	107,923	(4)	20,519	(7)	398,251
Former Chief Development Officer	2023	267,800	107,120	(4)	12,351	(8)	387,271

Kenneth J. Kuick (9)	2024	—	—		—		—
Chief Financial Officer	2023	—	—		—		—

(1)	This amount reflects an annual target amount of non-equity incentive plan compensation in the form of a cash bonus equal to 100% of Mr. Hummel’s annual base salary for such year, which non-equity incentive plan compensation was earned by Mr. Hummel upon the achievement of specified Company and individual performance goals.

(2)	Represents (i) a cell phone allowance of $1,200, and (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $8,703.

(3)	Represents (i) a cell phone allowance of $1,200, and (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $4,349.

(4)	This amount reflects an annual target amount of non-equity incentive plan compensation in the form of a cash bonus equal to 40% of such Named Executive Officer’s annual base salary for such year, which non-equity incentive plan compensation was earned by such Named Executive Officer upon the achievement of specified Company and individual performance goals.

(5)	Represents (i) a cell phone allowance of $1,200, (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $8,194, and (iii) a Company-paid 401(k) plan matching contribution of $12,445.

(6)	Represents (i) a cell phone allowance of $1,200, (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $3,244, and (iii) a Company-paid 401(k) plan matching contribution of $7,578.

(7)	Represents (i) a cell phone allowance of $1,200, (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $8,533, and (iii) a Company-paid 401(k) plan matching contribution of $10,786.

(8)	Represents (i) a cell phone allowance of $1,200, (ii) payments of premiums on various life, disability and accidental death and dismemberment insurance policies in the aggregate amount of $517, and (iii) a Company-paid 401(k) plan matching contribution of $10,634.

(9)	Kenneth J. Kuick was hired and appointed as our Chief Financial Officer on April 1, 2024, and as such, he did not receive any compensation from us in fiscal year 2023. Mr. Kuick also did not receive any compensation from us in fiscal year 2024. Commencing on January 29, 2025 (the effective date of the Spin-Off), Mr. Kuick will be entitled to receive an annual base salary of $200,000.

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Executive Employment Agreements

On June 27, 2025, the Company entered into a written Employment Agreement with Kim Boerema, who joined the Company as President and Chief Executive Officer on May 19, 2025. The Employment Agreement provides that Mr. Boerema will receive an annual base salary of $450,000, which amount is subject to annual merit-based increases in the sole discretion of the Board of Directors, and he will also be eligible for annual bonuses in the sole discretion of the Board, with a minimum bonus amount of not less than $250,000 per year. Under the Employment Agreement, Mr. Boerema is also entitled to receive restricted stock units for 250,000 shares of the Company’s Class A common stock and stock options for 50,000 shares of Class A common stock, each vesting in equal annual installments over three years. He is also entitled to receive a one-time relocation allowance of $50,000 incurred in moving his primary residence to Dallas, Texas. The Employment Agreement also entitles Mr. Boerema to participate in benefit plans or programs that the Company makes available to employees generally and receive 20 days of paid time off per 12-month period. If Mr. Boerema’s employment is involuntarily terminated without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive severance pay equal to 12 months of base salary plus a pro-rated bonus for the year in which his employment terminates, provided he agrees to a full separation agreement and release of claims on terms proposed by the Company. The Employment Agreement contains non-competition and non-solicitation provisions pursuant to which Mr. Boerema agreed that, for a period of twelve (12) months following the termination of his employment with the Company, he will not (a) work as an employee of a business that derives at least 50% of its revenue from a casual dining restaurant with table service and features an all-female wait staff as an integral part of its business model; (b) solicit or contact with a view to the engagement of employment of, any person who is an employee of Company or any of its subsidiaries; or (c) seek to contract or engage (in such a way as to adversely affect or interfere with the business of Company or any of its subsidiaries) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials, or services to the Company or any of its subsidiaries, and with whom he had material business contact during his employment. These restrictions apply to conduct and activity in any location within 25 miles of any existing and open “Twin Peaks” branded restaurant or planned “Twin Peaks” branded restaurant as described in the Employment Agreement.

Other than the Employment Agreement with Mr. Boerema, the Company has no other written employment agreements with its employees.

Option Exercises and Stock Vested

None of the named executive officers acquired shares of the Company’s stock through exercise of options during the year ended December 29, 2024.

Equity Awards

There were no outstanding equity awards for shares of Twin Hospitality Group Inc. as of December 29, 2024.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that our directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

We did not pay compensation to our non-employee directors for the fiscal year ended December 29, 2024. Starting with fiscal 2025, we pay each non-employee director serving on our Board of Directors $100,000 in annual cash compensation, plus an annual equity award of stock options to acquire 10,000 shares of our Class A Common Stock. The stock options issued to directors are awarded under our 2025 Incentive Compensation Plan. The non-employee director compensation policy may be amended, modified or terminated at any time by our Board of Directors or Compensation Committee.

In addition, in June 2025, we made a one-time award of 100,000 restricted stock units to each of our non-employee directors under our Management Equity Plan, and 300,000 restricted stock units to Andrew Wiederhorn for consulting services to the Company since its spin-off in January 2025. In addition, in June 2025 we granted 1,600,000 restricted stock units under our Management Equity Plan to other individuals who have been providing non-compensated services to the Company since the spin-off, including 200,000 restricted stock units to each of Mr. Wiederhorn’s adult children, Thayer Wiederhorn (who also serves as Chief Operating Officer of FAT Brands), Taylor Wiederhorn (who also serves as Chief Development Officer of FAT Brands), and Mason Wiederhorn (who also serves as Chief Brand Officer of FAT Brands). Andrew Wiederhorn does not have any interest in such awards nor does he share a household with any of those individuals.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the record date of October 31, 2025, with respect to the beneficial ownership of our Class A Common Stock and our Class B Common Stock held by: (i) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting power (if applicable) or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power (if applicable) or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the effective date of the disclosure, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Twin Hospitality Group Inc., 5151 Belt Line Road, Suite 1200, Dallas, Texas, 75254. Each of the stockholders listed below has sole voting power (if applicable) and sole investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

As of the record date, there were issued and outstanding 54,654,232 shares of Class A Common Stock and 2,870,000 shares of Class B Common Stock.

	Class A Common Stock Beneficially Owned			Class B Common Stock Beneficially Owned		Percent of Total Voting
Name of beneficial owner	Number		%	Number	%	Power
Greater than 5% Stockholders
FAT Brands Inc.	51,778,412		94.7%	2,870,000	100.0%	98.5%
Named Executive Officers and Directors
Andrew Wiederhorn	305,381	(1)	*	—	*	†
Kenneth J. Anderson	100,723	(2)	*	—	*	†
Lynne L. Collier	101,520	(2)	*	—	*	†
James Ellis	100,000	(2)	*	—	*	†
David Jobe	100,000	(2)	*	—	*	†
Kenneth J. Kuick	316,722	(1)	*	—	*	†
Joseph Hummel	—		*	—	*	†
Clay C. Mingus	—		*	—	*	†
Michael Locey	—		*	—	*	†
All directors and executive officers as a group (ten persons)	1,307,839	(3)	2.3%	—	*	†

†	Represents less than 1% of the total voting power of our Common Stock.
*	Represents less than 1% of the number of outstanding shares of our Class A Common Stock or Class B Common Stock, as applicable.
(1)	Includes restricted stock units for 300,000 shares of Class A Common Stock that have vested or will vest within 60 days of the record date.
(2)	Includes restricted stock units for 100,000 shares of Class A Common Stock that have vested or will vest within 60 days of the record date.
(3)	Includes restricted stock units and options to purchase an aggregate of 1,251,652 shares of Class A Common Stock that have vested or will vest within 60 days of the record date. Does not include unvested restricted stock units and options to purchase an aggregate additional amount of 689,894 shares of Class A Common Stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements described above under “Executive Compensation”, this section describes transactions, or series of related transactions, since our inception or as currently proposed, to which we were a party or will be a party, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	any of our executive officers or directors, or the beneficial owners of 5% or more of the outstanding shares of any class of our Common Stock, or any members of the immediate family of, or any entity affiliated with, any such person, had or will have a direct or indirect material interest.

Historical Relationship with FAT Brands

Our parent company, FAT Brands Inc., acquired the Twin Peaks restaurant chain in October 2021 through its financing subsidiary, FAT Brands Twin Peaks I, LLC. FAT Brands acquired the Smokey Bones restaurant chain in September 2023, and contributed Smokey Bones to FAT Brands Twin Peaks I, LLC in March 2024. In February 2024, FAT Brands formed our Company, Twin Hospitality Group Inc.

In November 2024, FAT Brands Twin Peaks I, LLC refinanced its securitization notes with an aggregate principal balance of $416.7 million, and was renamed Twin Hospitality I, LLC. In January 2025, FAT Brands contributed Twin Hospitality I, LLC to our Company, and spun off approximately 5% of our fully-diluted shares of Class A Common Stock to FAT Brands’ common shareholders (the “Spin-Off”). Upon completion of the Spin-Off, our Class A Common Stock was listed on NASDAQ, and we became an independent publicly traded reporting company. The transactions discussed above in this paragraph are referred to collectively as the “Reorganization”.

Agreements Entered into with FAT Brands in Connection with the Reorganization

In connection with the Reorganization, we entered into the following agreements with FAT Brands that provided a framework for our ongoing relationship with FAT Brands.

Sale and Contribution Agreement

On November 21, 2024, we entered into a Sale and Contribution Agreement with FAT Brands, pursuant to which (i) FAT Brands sold and assigned to us the equity interests in Twin Hospitality I, LLC equivalent to $1.0 million in fair value, in exchange for the payment by us to FAT Brands of $1.0 million, and (ii) FAT Brands contributed and assigned to us all of its remaining equity interests in Twin Hospitality I, LLC. Following such transaction, Twin Hospitality I, LLC, along with all of its subsidiaries, which own and operate the Twin Peaks and Smokey Bones restaurant brands (referred to collectively as the “Twin Group”), became direct or indirect wholly-owned subsidiaries of our Company.

Master Separation and Distribution Agreement

On January 24, 2025, we entered into a Master Separation and Distribution Agreement with FAT Brands (the “MSDA”), which governs the relationship between our Company and FAT Brands following the Reorganization and the Spin-Off. Unless otherwise provided by specific provisions of the MSDA, the MSDA terminates on the date that is the five-year anniversary of the date upon which FAT Brands ceases to beneficially own at least 20% of the outstanding shares of our Common Stock. The provisions of the MSDA relating to our cooperation with FAT Brands in connection with future litigation survives seven years after the termination of the MSDA, the provisions relating to registration rights that we will provide to FAT Brands will survive in accordance with the terms described under “—Registration Rights” below, and the provisions relating to respective indemnification by our Company and FAT Brands, and certain other provisions, survives indefinitely. The following are the key provisions of the MSDA.

Share Exchange. Pursuant to the MSDA, on January 24, 2025, FAT Brands exchanged the initial 5,000 shares of Class A Common Stock that it held (representing 100% of the initial capital stock of our Company) for 47,298,271 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock, which were issued by us to FAT Brands.

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Registration Rights. The shares of our Class A Common Stock and Class B Common Stock held by FAT Brands immediately after the Spin-Off are deemed “restricted securities” (as defined in Rule 144 under the Securities Act), and as such, FAT Brands may only sell a limited number of such shares into the public markets without registration under the Securities Act. Under the MSDA, we agreed to provide to FAT Brands, beginning 180 days after the Spin-Off, certain registration rights to register the shares of our Class A Common Stock and Class B Common Stock held by it. At the request of FAT Brands, we will use our commercially reasonable efforts to register the shares of our Class A Common Stock and Class B Common Stock that are held by FAT Brands for public sale under the Securities Act on a registration statement on Form S-1 or any similar long form registration statement (“Long-Form Registration”), or on a registration statement on Form S-3 or any similar short form registration statement at such time we qualify to use such short from registration statement (“Short-Form Registration”). FAT Brands may request up to two Long-Form Registrations and up to two Short-Form Registrations in any calendar year, though no Long-Form Registrations may be requested after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. FAT Brands may also request that we file a resale shelf registration statement to register under the Securities Act the resale of all of its registrable shares after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. Additionally, we will also provide FAT Brands with “piggy-back” registration rights to include its shares of our Class A Common Stock and Class B Common Stock in future registrations under the Securities Act of offers and sales of our securities by us or others. FAT Brands may request up to three of these “piggy-back” registrations. FAT Brands’ registration rights will remain in effect until the earliest of the date on which the shares of our Class A Common Stock and Class B Common Stock held by FAT Brands (i) have been disposed of in accordance with an effective registration statement, (ii) have been distributed to the public in accordance with Rule 144 under the Securities Act, or may be sold without restriction pursuant to Rule 144, (iii) have been otherwise transferred to a non-affiliated entity, or (iv) have ceased to be outstanding. We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, except that FAT Brands will pay all its own internal administrative, legal and similar costs and expenses, as well as the underwriting discounts and commissions applicable to the sale of its shares of our Class A Common Stock and Class B Common Stock in such registrations and related offerings.

Anti-Dilution Option. Under the MSDA, we granted FAT Brands a continuing right to purchase from us shares of our Class A Common Stock as is necessary for FAT Brands to maintain an aggregate ownership interest of our Common Stock representing at least 80.1% of the outstanding shares of our Common Stock or at least 80.1% of the outstanding shares of our Class A Common Stock (the “Anti-Dilution Option”). The Anti-Dilution Option may be exercised by FAT Brands in connection with any issuance by us of shares of our Class A Common Stock. If we sell and issue shares of our Class A Common Stock for cash consideration, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date such offering is publicly announced (or the next business day if such offering is publicly announced after the close of trading on the Nasdaq Global Market). If we (i) issue shares of our Class A Common Stock pursuant to any stock option or other equity incentive award, or (ii) sell and issue shares of our Class A Common Stock for consideration other than cash, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date of such issuance (which triggered the Anti-Dilution Option).

Indemnification. Under the MSDA, we and FAT Brands have cross-indemnities that generally place on us and our subsidiaries the financial responsibility for all liabilities associated with the historical and current businesses and operations of the Twin Group, and generally place on FAT Brands the financial responsibility for liabilities associated with all of FAT Brands’ other historical and current businesses and operations (not including the businesses and operations of the Twin Group), in each case regardless of the time such liabilities arise. Each of our Company and FAT Brands also agreed to indemnify the other with respect to any breaches of the MSDA and the Tax Matters Agreement. We will also indemnify FAT Brands against liabilities arising from any misstatements or omissions of material fact in our subsequent SEC filings, and with respect to information we provide to FAT Brands specifically for inclusion in FAT Brands’ SEC filings following the completion of the Spin-Off, but only to the extent that such information pertains to us or our business, FAT Brands provides us with prior written notice that such information will be included in its SEC filings, and the liability does not result from any action or inaction by FAT Brands. FAT Brands will also indemnify us against liabilities arising from information that FAT Brands provides to us specifically for inclusion in our SEC filings following the completion of the Spin-Off, but only to the extent that such information pertains to FAT Brands or its business, we provide FAT Brands with prior written notice that such information will be included in our SEC filings, and the liability does not result from any action or inaction by us.

Release. The MSDA contains a general release for liabilities arising from events occurring on or before the time of the Spin-Off (the “Release”). Under the Release, we will release FAT Brands, its subsidiaries, and each of their respective directors, officers and employees, and FAT Brands will release us, our subsidiaries, and each of our respective directors, officers and employees, from any liabilities arising from past events between us on the one hand, and FAT Brands on the other hand, occurring on or before the time of the Spin-Off, including in connection with the activities to implement and effect the Spin-Off. The Release does not apply to liabilities allocated between the parties under the MSDA or the Tax Matters Agreement, or to other ongoing contractual arrangements.

Financial, Accounting, and other Information. Under the MSDA, we agreed to use our commercially reasonable efforts to enable our auditors to complete a sufficient portion of our audit, and to provide on a timely basis to FAT Brands any and all financial and other information that FAT Brands may need to in connection with the preparation of its annual and quarterly financial statements.

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Non-Solicitation. Under the MSDA, for a period of two years following the completion of the Spin-Off, we and FAT Brands agreed not to, directly or indirectly, solicit the other’s active employees without the prior consent by the other.

Board Observer Rights. Under the MSDA, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands will have the right to appoint two individuals (the “Board Observers”) to observe and participate in meetings of our Board of Directors, provided, however, that the Board Observers will not have any voting rights. The Board Observers will have the right to attend all meetings, including telephonically or through other means of communication, of our Board of Directors, any committees thereof, or any board or any committees thereof of any of our subsidiaries, as applicable.

Notifiable Transactions. Under the MSDA, FAT Brands agreed to use its commercially reasonable efforts to provide advance notice to our Board of Directors in the event that FAT Brands intends to pursue a transaction (even if no such transaction is imminent or probable at such time) that is reasonably expected to cause FAT Brands’ beneficial ownership of our outstanding Common Stock to fall below 50%.

Expenses. The MSDA provides that (i) all costs and expenses of the respective parties which are capitalizable in accordance with GAAP and applicable SEC rules in connection with the Spin-Off will be payable by us, and (ii) all costs and expenses of the respective parties incurred prior to or upon the consummation of the Spin-Off and which are not capitalizable in accordance with GAAP and applicable SEC rules, and all costs and expenses of the parties in connection with any matter not relating to the Spin-Off, will be payable by the party which is the primary beneficiary of the relevant services (as reasonably agreed between the parties), and any shared costs and expenses of the parties will be apportioned between the parties in such proportions as may be reasonably agreed between the parties.

Tax Matters Agreement

On January 24, 2025, we entered into a tax matters agreement with FAT Brands (the “Tax Matters Agreement”). The Tax Matters Agreement will govern our and FAT Brands’ respective rights, responsibilities and obligations with respect to certain tax matters (including tax liabilities, tax attributes, tax returns, and tax audits).

Prior to the Reorganization, the income, assets and operations of each member of the Twin Group (excluding Barbeque Integrated, Inc.) were included in the income tax returns filed by FAT Brands’ consolidated group for U.S. federal income tax purposes (the “FAT Brands Consolidated Group”) as disregarded entities of FAT Brands, and Barbeque Integrated, Inc. was included in the FAT Brands Consolidated Group after FAT Brands acquired Barbeque Integrated, Inc. in September 2023. Following the Reorganization, the Twin Group, including Barbeque Integrated, Inc., were, and, if FAT Brands maintains an aggregate ownership of our Common Stock representing at least 80% of our Common Stock, will continue to be, included in the FAT Brands Consolidated Group, as well as in certain other consolidated, combined or unitary groups that include FAT Brands and/or certain of its subsidiaries (each such group, a “FAT Brands Tax Group”). Each member of a consolidated group during any part of a consolidated return year is jointly and severally liable for the tax on the consolidated return of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of such consolidated, combined or unitary group. Accordingly, although the Tax Matters Agreement allocates tax liabilities between us and FAT Brands, for any period in which any member of the Twin Group was included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the FAT Brands Consolidated Group or any FAT Brands Tax Group, as the case may be.

Under the Tax Matters Agreement, we will generally make payments to FAT Brands such that, with respect to tax returns for any taxable period in which any of the Twin Group are included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, the amount of taxes to be paid by us will be determined by computing the excess (if any) of any taxes due on any such tax return over the amount that would otherwise be due if such return were recomputed by excluding the Twin Group. We will be responsible for any taxes with respect to tax returns that include only the Twin Group.

The Tax Matters Agreement provides that FAT Brands will generally have the right to control audits or other tax proceedings with respect to any tax returns of the FAT Brands Consolidated Group or a FAT Brands Tax Group. We will generally have the right to control any audits or other tax proceedings with respect to tax returns that include only the Twin Group, provided that, as long as FAT Brands is required to consolidate the results of operations and financial position of the Twin Group in its financial statements, FAT Brands will have certain oversight and participation rights with respect to such audits or other tax proceedings.

Other Agreements

On June 4, 2025, we entered into an Exchange Agreement with FAT Brands pursuant to which FAT Brands exchanged liabilities due to it by the Company and its subsidiaries for additional shares of the Company’s Class A Common Stock at market value. In the transaction, we cancelled liabilities recorded as “due to affiliates” in our consolidated financial statements with a principal balance of $31,200,345, and issued to FAT Brands 7,139,667 shares of our Class A Common Stock at $4.37 per share, which was the greater of (i) the Nasdaq Official Closing Price of the Class A Common Stock on the date immediately preceding such date and (ii) the average Nasdaq Official Closing Price of the Class A Common Stock for the five trading days immediately preceding such date.

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OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares according to their best judgment.

2024 ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ending December 29, 2024 (the “Annual Report”) was filed with the SEC on February 28, 2025. A copy of the Annual Report is available free of charge online at https://ir.twinpeaksrestaurant.com/financial-information/sec-filings, or from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to Twin Hospitality Group Inc., 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254, Attention: Corporate Secretary. The Annual Report and any information contained on or accessed through our website is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the date of this proxy statement, or July 16, 2026, and meet the other requirements of the SEC in effect at that time. However, if the date of our 2026 Annual Meeting changes by more than 30 days from the anniversary of the date on which our 2025 Annual Meeting of Stockholders is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2026 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer. The Secretary of the Company must receive timely stockholder proposals or nominations in writing at the principal executive offices of the Company at Twin Hospitality Group Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

Stockholders wishing to make a director nomination or bring a proposal to be considered at the 2026 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company indicated above not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the 2025 Annual Meeting of Stockholders, or between August 25, 2026 and September 24, 2026, provided that if the date of the 2026 Annual Meeting is called for a date that is not within 25 days before or after the anniversary date of the 2025 Annual Meeting, notice must be received by the Company not later than the 10th day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date was made, whichever occurs first.

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* SPECIMEN *
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ANYWHERE PA 99999-9999

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person please attend the 2025 Annual Meeting to be held on December 23, 2025 at 10:30 a.m. Pacific Time, at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

2025 Annual Meeting of Stockholders Proxy Card - Twin Hospitality Group Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

The Board of Directors recommends you vote "FOR" each of the director nominees, and "FOR" Proposal 2.

1. To elect the 5 nominees for director.

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Andrew A. Wiederhorn 02 Kenneth J. Anderson 03 Lynne L. Collier
04 James G. Ellis 05 David Jobe

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date **Signature** **Signature, if held jointly**

________________ ______________________ ______________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT999